SANDY SPRING BANCORP, INC.
ANNUAL INCENTIVE PLAN

1.Establishment and Purpose

1.1    Establishment of Plan. Sandy Spring Bancorp, Inc., a Maryland corporation, (the “Company”) hereby establishes this Sandy Spring Bancorp, Inc. Annual Incentive Plan (the “Plan”) for employees of the Company and its Subsidiaries, effective as of January 25, 2023.

1.2    Purpose of Plan. The purpose of the Plan is to link compensation with the Company’s annual financial and operating goals. The Plan also provides the Company with a means to attract, motivate and retain employees with the talent, skills and experience needed to support the Company’s business strategy. The Plan is intended to provide flexibility to the Company in structuring incentive compensation to appropriately balance risk and reward, ensure compatibility with effective controls and risk-management, and to align the interests of Participants with those of the Company’s stockholders.

2.Definitions.

2.1    “Award” means a cash payment to which a Participant may be entitled under the Plan if the Performance Measures for a Performance Period are satisfied.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

2.4    “Committee” means the Compensation Committee of the Board or such other committee as the Board may designate from time to time.

2.5    “Disability” with respect to a Participant, means a physical or mental infirmity that impairs the Participant’s ability to substantially perform duties assigned to the Participant and that results in the Participant’s becoming eligible for long-term disability benefits under the long-term disability plan of the Company or the Subsidiary with which the Participant is employed or from the U.S. Social Security Administration.

2.6    “Participant” means an officer or other employee of the Company or any of its Subsidiaries who is designated by the Committee or its delegate to participate in the Plan for a Performance Period, in accordance with Section 3.

2.7    “Performance Measures” means one or more measures of performance as determined by the Committee, including but not limited to: (i) earnings per share; (ii) income or other earnings measures; (iii) return on equity, capital, assets, revenue or investments; (iv) total stockholder return or other stock price performance measures; (v) revenue; (vi) profit margin; (vii) efficiency ratios; (viii) client satisfaction, retention or loyalty; (ix) productivity; (x) expenses; (xi) balance sheet metrics, including capital ratios, liquidity measures and book value; (xii) credit quality; (xiii) strategic initiatives; or (xiv) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction. The measures of performance listed above shall include any derivations of such measures (e.g., income shall include pre-tax income, net income, operating income, etc.). Performance Measures may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, Subsidiaries, or business segments, as applicable. Performance Measures may be absolute or relative (to a pre-established target, to a previous year’s results, or to the performance of a designated comparison group) and may be calculated on a pre- or post-tax basis. The Committee may determine the extent to which measurement of Performance Measures may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Notwithstanding the foregoing or anything herein to the contrary, the Performance Measures established for a Performance Period may consist of any objective or subjective Company-wide or business unit, division, Subsidiary or business segment measures, whether or not listed herein.

2.8    “Performance Period” means each consecutive twelve (12)-month period commencing on the first day of each calendar or fiscal year of the Company, or such other period as determined by the Committee.

2.9    “Retirement” means voluntary termination of employment (i) on or after the date the Participant has attained the age of 65 or (ii) on or after the date the Participant has attained the age of 60 with (10) years of continuous service.

2.10    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

3.Administration.

3.1    Power and Authority of Committee. The Plan shall be administered by the Committee, which shall have the full power and authority, subject to all applicable provisions of the Plan and applicable law, to:

(i) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan,

(ii) construe, interpret and administer the Plan, including correcting any defect, supplying any omission, interpreting any ambiguity or reconciling any inconsistency in the manner and to the extent it shall deem desirable to carry the Plan into effect,

(iii) waive, prospectively or retroactively, any conditions of or rights of the Company under any Award,

(iv) increase or decrease the amount of any Award, and

(v) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

The conditions for grant or vesting and the other provisions of Awards (including, without limitation, any applicable Performance Measures) need not be the same with respect to each Participant. The Committee may adjust any Performance Measure to the extent necessary to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances, as determined by the Committee in its sole discretion, or to exclude the effects of extraordinary, unusual, or non-recurring items. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, the Participants and their legal representatives and beneficiaries.

3.2    Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors of the Company); provided, however, that with respect to any individual who is an “officer” of the Company or a Subsidiary as that term is defined in Rule 16a1(f) under the Securities Exchange Act of 1934, as amended, the Committee may not delegate any power or authority relating to (i) the designation of such person as a Participant in the Plan, (ii) the establishment of Performance Measures and Awards for such person or (iii) the certification of the achievement of such Performance Measures. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.2, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

4.Awards

4.1    Determinations at the Outset of Each Performance Period. Prior to the start of or during each Performance Period, the Committee shall (i) designate the individuals who will become Participants for such Performance Period, (ii) establish an Award opportunity for each Participant or group of Participants, which may be expressed as a fixed dollar amount, an allocation of a bonus pool, or a percentage of base salary, and (iii) with respect to each Participant, establish one or more Performance Measures and a formula to determine the amount of the Award that will be paid at different levels of achievement of the Performance Measures.

4.2    Discretionary Increase or Reduction. The Committee shall retain sole and absolute discretion to increase or reduce the amount of a Participant’s Award.

4.3    Regulatory Action. Awards will not be earned or paid, regardless of achievement of Performance Measures, to the extent that any regulatory agency issues a formal, written enforcement action, memorandum of understanding or other directive action that, or a regulation that, prohibits or limits the eligibility of the Participant for the Award.

5.Payment of Awards

5.1    Time and Form of Payments. Following the close of each Performance Period and prior to payment of an Award to any Participant, the Committee shall determine the level of achievement of the applicable Performance Measures for that Performance Period and the amount of the Award for each Participant. All payments shall be made not later than March 15th of the year following the end of the Performance Period; provided that the Committee may permit Participants to defer payment of their Awards pursuant to a timely election made pursuant to any deferred compensation plan that has been or may be established by the Company that satisfies the requirements of Code Section 409A.

5.2    Continued Employment. Except as otherwise approved by the Committee or as set forth in Section 5.3, no Award shall be paid or owed to a Participant who is not actively employed by the Company or the Subsidiary at the end of the Performance Period to which the Award relates (or through such later date as may be specified by the Committee).

5.3    Pro-rated Award. If a Participant’s employment terminates due to the Participant’s death, Retirement or Disability prior to satisfaction of the employment condition set forth in Section 5.2, and the Committee has not reduced such Participant’s Award to zero, the Participant’s Award, which shall be based on actual performance through the end of the Performance Period, will be prorated based on the number of days the Participant was employed and eligible to be a Participant during the Performance Period. The Committee shall determine in its sole discretion whether a Participant’s termination constitutes Retirement or is due to Disability. Prorated Awards will be paid at the same time as other Awards for the applicable Performance Period.

5.4    Payments Subject to Clawback. Any payment of an Award pursuant to the Plan is subject to forfeiture, recovery by the Company or other action pursuant to any clawback, recapture or recoupment policy that the Company may adopt from time to time, including without limitation any such policy that the Company has adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations, or as otherwise required by law.

5.5    Nontransferability. Except as otherwise determined by the Committee, no right to any Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. No right to any Award may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against the Company.

5.6    Other Restrictions. The Committee may impose other restrictions on any Award as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture provisions, and restrictions under applicable federal or state laws.

5.7    Tax Withholding. The Company or an applicable Subsidiary shall be entitled to withhold and deduct from the payment of any Award (or from other amounts that may be due and owing to a Participant from the Company or such Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate. Notwithstanding any action taken or not taken by the Company or its Subsidiaries, the Participant shall remain solely liable for all taxes due with respect to the Participant’s Award.

6.Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan, and the Committee may amend or cancel any Award, except that no such amendment, alteration, suspension, discontinuation, termination or cancellation shall be made that would violate the rules or regulations of the NASDAQ Stock Market or any other laws, rules and regulations that are applicable to the Company.

The Plan will continue in effect until terminated by the Board (although any Awards outstanding at such time shall remain outstanding and subject to the Plan until they are paid out or otherwise cancelled as provided in the Plan). No Award shall be granted after the termination of the Plan. However, the authority of the Board and the Committee and its delegates to amend or otherwise administer the Plan shall extend beyond the termination of the Plan. The Committee is not required to grant any Awards under the Plan.

7.General Provisions

7.1    Applicability to Successors. The Plan shall be binding upon and inure to the benefit of the Company and each Participant, and the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

7.2    Employment Rights and Other Benefit Programs. The provisions of the Plan shall not give any Participant any right to be retained in the employment of the Company or its Subsidiaries. The Plan shall not affect any right of the Company, or of any Subsidiary, to terminate, with or without cause, any Participant’s employment or service at any time. The Plan shall not replace any contract of employment, whether oral or written, between the Company or its Subsidiaries and any Participant, but shall be considered a supplement thereto and is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company or any Subsidiary unless required by law or otherwise provided by such other plan.

7.3    No Trust or Fund Created. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. To the extent that any Participant acquires a right to receive payments from the Company or any Subsidiary pursuant to the Plan, such Participant shall not have any interest in any particular assets of the Company or any Subsidiary and shall only the rights of an unsecured general creditor of the Company or of any Subsidiary with respect to any rights under the Plan.

7.4    Governing Law. The Plan and each Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.5    Severability. If any provision of the Plan is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

7.6    Certain Tax Matters. Except as otherwise provided herein, Awards under the Plan are intended to be exempt from Code Section 409A under the short-term deferral rules and the Plan shall be administered and interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Award may constitute deferred compensation subject to Code Section 409A, the Committee may take any actions necessary to preserve the intended tax treatment of the benefits provided with respect to the Award. To the extent a Participant is entitled to an Award that constitutes deferred compensation subject to Code Section 409A upon the Participant’s separation from service from the Company, and the Participant is deemed at the time of such separation from service to be a “specified employee” under Code Section 409A, then payment of such Award shall not be paid or commence until the earliest of (i) the expiration of the six (6) month period measured from the date of Participant’s separation from service with the Company; or (ii) the date of the Participant’s death following such separation from service.